Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Precision Optics Corporation, Inc.

We consent to the inclusion of our report dated September 23, 2008 except with respect to the stock split discussed in Note 9 as to which the date is December 15, 2008 related to the financial statements as of and for the year ended June 30, 2008 in the Registration Statement on Form S-1 of Precision Optics Corporation, Inc., relating to the registration of 1,074,621 shares of common stock.

/s/ Stowe & Degon

Westborough, MA
December 15, 2008